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Exhibit 99.2

INTRODUCTORY NOTE TO
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS OF UNITED ONLINE, INC.

        On August 26, 2008 (the "Closing Date"), United Online, Inc. ("UOL" or the "Company") completed the acquisition of FTD Group, Inc. ("FTD"), a leading provider of floral and related products and services to consumers and retail florists, as well as to other retail locations offering floral products and services, in the United States, Canada, the United Kingdom, and the Republic of Ireland. The FTD acquisition was completed pursuant to the Agreement and Plan of Merger, dated as of April 30, 2008 (the "Agreement and Plan of Merger"), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of July 16, 2008 (the "Amendment" and, together with the Agreement and Plan of Merger, the "Merger Agreement"), among the Company, its indirect wholly-owned subsidiary UNOLA Corp. ("Merger Sub"), and FTD. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into FTD (the "Merger"), with FTD surviving the Merger as an indirect wholly-owned subsidiary of the Company.

        Pursuant to the Merger Agreement, each share of FTD common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Merger was canceled and converted into the right to receive $10.15 in cash, without interest, and 0.4087 of a share of UOL common stock, par value $0.0001 per share, for a total value of $14.62 per share of FTD common stock, based on the Company's closing stock price of $10.93 on August 26, 2008. Based on the closing stock price of UOL common stock on August 26, 2008, and subject to the payment of cash in lieu of fractional shares of UOL common stock, the total merger consideration was approximately $307 million in cash and approximately 12.3 million shares of UOL common stock.

        The FTD acquisition was financed in part with the proceeds of term loan borrowings both under a $425 million senior secured credit facility, which includes a $50 million revolving credit facility that was undrawn at the closing of the transaction, that Merger Sub entered into with Wells Fargo Bank, National Association (the obligations under which were assumed by FTD upon the consummation of the acquisition) and a $60 million senior secured credit facility that the Company entered into with Silicon Valley Bank. The remaining cash consideration in the transaction was paid from the Company's cash on hand.

        The purchase price, including transaction costs, is allocated to FTD's underlying net liabilities assumed, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of FTD's net liabilities assumed is recorded as goodwill. Based on a preliminary analysis, identifiable, definite-lived intangible assets acquired will be amortized on a straight-line basis over estimated lives ranging from two to six years. The acquired trademarks and trade names have been determined to be identifiable indefinite-lived intangible assets. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, goodwill and identifiable indefinite-lived intangible assets will not be amortized but will be reviewed for impairment on an annual basis or when events occur or circumstances change that would more likely than not indicate that goodwill and identifiable indefinite-lived intangible assets might be permanently impaired. The purchase price allocation for the FTD acquisition is preliminary. The Company's fair value estimates for the purchase price allocation may change during the allowable allocation period if additional information becomes available. The Company does not currently expect any material changes to the purchase price allocation.

        The unaudited pro forma condensed combined balance sheet at June 30, 2008 gives effect to the acquisition of FTD as if it had occurred on June 30, 2008 and combines the historical unaudited condensed consolidated balance sheet of UOL and the historical audited consolidated balance sheet of FTD. The unaudited pro forma condensed combined statements of operations for the year ended

December 31, 2007 and the six months ended June 30, 2008 give effect to the acquisition of FTD as if it had occurred on January 1, 2007 and combines the historical consolidated statements of operations of UOL and FTD.

        The unaudited pro forma condensed combined financial statements are based on estimates and assumptions set forth in the notes to these financial statements. These estimates and assumptions are preliminary and have been made solely for purposes of developing the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had the merger occurred on the dates indicated above. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of UOL and FTD and the related notes to those financial statements as of and for the periods indicated (see Note 1) and should be read in conjunction with those financial statements and the related notes. Certain reclassifications have been made to conform FTD's historical financial statements to the presentation of UOL's historical financial statements (see Notes 2(m)-2(n) and 2(p)-2(u)).

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2008

(in thousands)

	UOL	FTD	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$113,667	$35,097	$126,323	(a)	$82,297
			(306,557	)(c)
			113,767	(e)
Short-term investments	126,323	—	(126,323	)(a)	—
Accounts receivable, net	26,894	31,644	—		58,538
Inventories, net	—	5,094	(5,094	)(m)	—
Deferred tax assets, net	9,719	5,544	2,041	(c)	17,304
Other current assets	17,212	5,463	5,094	(m)	27,769

Total current assets	293,815	82,842	(190,749)		185,908
Property and equipment, net	36,489	21,813	12,801	(n)	63,045
			(8,058	)(c)
Computer software, net	—	12,801	(12,801	)(n)	—
Deferred tax assets, net	54,955	—	(54,955	)(o)	—
Deferred financing fees, net	—	4,583	(2,621	)(e)	1,962
Goodwill	132,239	417,656	(417,656	)(c)	613,731
			481,492	(c)
Intangible assets, net	36,103	197,793	(197,793	)(c)	398,803
			362,700	(c)
Other assets	9,663	18,702	(6,476	)(c)	20,134
			(1,755	)(c)

Total assets	$563,264	$756,190	$(35,871)		$1,283,583

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$37,161	$50,224	$—		$87,385
Accrued liabilities	19,872	31,382	6,465	(c)	70,803
			13,084	(c)
Member redemption liability	21,507	—	—		21,507
Deferred revenue	71,221	3,399	—		74,620
Current maturities of long-term debt	—	1,242	290,885	(d)	21,750
			10,665	(c)
			(302,792	)(e)
			21,750	(e)
Capital leases	5	—	—		5

Total current liabilities	149,766	86,247	40,057		276,070
Member redemption liability	5,181	—	—		5,181
Deferred revenue	4,843	—	333	(u)	5,176
Senior secured credit facilities	—	—	396,772	(e)	396,772
Senior secured credit facility	—	120,768	(120,768	)(d)	—
Senior subordinated notes	—	170,117	(170,117	)(d)	—
Deferred tax liabilities, net	—	80,573	40,630	(c)	66,248
			(54,955	)(o)
Other liabilities	10,904	4,843	(333	)(u)	15,414

Total liabilities	170,694	462,548	131,619		764,861

Stockholders' equity:
Common stock	7	298	(298	)(c)	8
			1	(c)
Additional paid-in capital	400,173	237,744	(237,744	)(c)	526,324
			126,151	(c)
Accumulated other comprehensive income	52	9,439	(9,439	)(c)	52
Treasury stock	—	(66)	66	(c)	—
Retained earnings (accumulated deficit)	(7,662)	46,227	(46,227	)(c)	(7,662)

Total stockholders' equity	392,570	293,642	(167,490)		518,722

Total liabilities and stockholders' equity	$563,264	$756,190	$(35,871)		$1,283,583

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2008

(in thousands, except per share amounts)

	UOL	FTD	Adjustments		Pro Forma
Revenues:
Products	$—	$285,265	$—		$285,265
Services	244,084	81,626	—		325,710

Total revenues	244,084	366,891	—		610,975
Operating expenses:
Cost of revenues	54,669	223,549	1,572	(s)	280,154
			364	(t)
Sales and marketing	72,590	53,954	106	(h)	133,690
			50	(i)
			7,570	(q)
			(267	)(r)
			51	(s)
			(364	)(t)
Technology and development	25,423	—	275	(h)	34,314
			50	(i)
			8,566	(r)
General and administrative	43,658	45,024	375	(h)	70,005
			320	(i)
			(1,771	)(p)
			(7,570	)(q)
			(8,299	)(r)
			(1,623	)(s)
			(109	)(w)
Amortization of intangible assets	4,858	—	11,495	(g)	18,124
			1,771	(p)
Restructuring charges	563	—	—		563

Total operating expenses	201,761	322,527	12,562		536,850

Operating income	42,323	44,364	(12,562)		74,125
Interest income	2,985	745	(2,550	)(b)	1,180
Interest expense	—	(10,434)	(6,500	)(f)	(16,934)
Other income (expense), net	225	288	—		513

Income before income taxes	45,533	34,963	(21,612)		58,884
Provision for income taxes	18,793	13,054	(454	)(b)	23,768
			(7,625	)(v)

Net income	$26,740	$21,909	$(13,533)		$35,116

Basic net income per share	$0.39				$0.43

Diluted net income per share	$0.38				$0.43

Shares used to calculate basic net income per share	68,499		12,310	(j)	80,809

Shares used to calculate diluted net income per share	70,109		12,324	(l)	82,433

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share amounts)

	UOL	FTD	Adjustments		Pro Forma
Revenues:
Products	$—	$478,579	$—		$478,579
Services	513,503	153,356	—		666,859

Total revenues	513,503	631,935	—		1,145,438
Operating expenses:
Cost of revenues	117,203	374,760	2,915	(s)	495,579
			701	(t)
Sales and marketing	163,424	92,594	224	(h)	269,189
			91	(i)
			13,880	(q)
			(661	)(r)
			338	(s)
			(701	)(t)
Technology and development	51,044	—	550	(h)	69,621
			91	(i)
			17,936	(r)
General and administrative	73,312	81,835	1,016	(h)	117,971
			580	(i)
			(4,145	)(p)
			(13,880	)(q)
			(17,275	)(r)
			(3,253	)(s)
			(219	)(w)
Amortization of intangible assets	12,800	—	22,387	(g)	39,332
			4,145	(p)
Restructuring charges	3,419	—	—		3,419

Total operating expenses	421,202	549,189	24,720		995,111

Operating income	92,301	82,746	(24,720)		150,327
Interest income	7,555	1,867	(6,534	)(b)	2,888
Interest expense	(1,164)	(25,534)	(9,844	)(f)	(36,542)
Other income (expense), net	—	(18)	—		(18)

Income before income taxes	98,692	59,061	(41,098)		116,655
Provision for income taxes	40,915	21,577	(401	)(b)	48,265
			(13,826	)(v)

Net income	$57,777	$37,484	$(26,871)		$68,390

Basic net income per share	$0.87				$0.87

Diluted net income per share	$0.83				$0.84

Shares used to calculate basic net income per share	66,768		12,260	(j)	79,028

Shares used to calculate diluted net income per share	69,287		12,343	(k)	81,630

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS OF UNITED ONLINE, INC.

NOTE 1: BASIS OF PRO FORMA PRESENTATION

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines the consolidated statement of operations for the year ended December 31, 2007 for UOL with the unaudited condensed consolidated statement of operations for the twelve months ended December 31, 2007 for FTD. FTD's unaudited condensed consolidated statement of operations for the twelve months ended December 31, 2007 was derived by adding (a) the unaudited condensed consolidated statement of income and comprehensive income of FTD contained in FTD's Quarterly Report on Form 10-Q for the six months ended December 31, 2007 and (b) the audited consolidated statement of operations and comprehensive income of FTD contained in FTD's Annual Report on Form 10-K for the year ended June 30, 2007 and subtracting (c) the unaudited condensed consolidated statement of income and comprehensive income of FTD contained in FTD's Quarterly Report on Form 10-Q for the six months ended December 31, 2006. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2008 combines the unaudited condensed consolidated statement of operations for the six months ended June 30, 2008 for UOL with the unaudited condensed consolidated statement of operations for the six months ended June 30, 2008 for FTD. FTD's unaudited condensed consolidated statement of operations for the six months ended June 30, 2008 was derived by subtracting (a) the unaudited condensed consolidated statement of income and comprehensive income of FTD contained in FTD's Quarterly Report on Form 10-Q for the six months ended December 31, 2007 from (b) the audited consolidated statement of operations and comprehensive income of FTD, which is included in Exhibit 99.1 to this Form 8-K/A. In addition, the unaudited pro forma condensed combined balance sheet at June 30, 2008 combines the unaudited condensed consolidated balance sheet of UOL at June 30, 2008 with the audited consolidated balance sheet of FTD at June 30, 2008.

NOTE 2: PRO FORMA ADJUSTMENTS

  (a)
  Represents liquidation of UOL's short-term investments portfolio to partially fund the cash portion of the purchase price.

  (b)
  Represents the reduction in interest income and the related income tax effect for the year ended December 31, 2007 and the six months ended June 30, 2008 due to lower cash balances and lower interest rates.

  (c)
  Represents the preliminary allocation of the purchase price to the estimated fair value of the net liabilities assumed (in thousands):

Purchase price:
Cash ($10.15 per FTD share)	$306,557
UOL common stock (0.4087 UOL shares at $10.29 per FTD share)	126,151
Estimated transaction costs incurred by UOL	12,065

Total purchase price	$444,773

Description	Estimated Fair Value	Estimated Amortizable Life
Net liabilities assumed:
Cash and cash equivalents	$35,097
Accounts receivable	31,644
Inventories	5,094
Other current assets	5,463
Property and equipment	26,556
Deferred tax assets, net	6,707
Other assets	16,947
Accounts payable	(50,224)
Accrued liabilities	(44,466)
Deferred revenue	(3,732)
Senior secured credit facility and senior subordinated notes	(302,792)
Deferred tax liabilities, net	(121,203)
Other liabilities	(4,510)

Total net liabilities assumed	(399,419)

Intangible assets acquired:
Customer contracts and relationships	103,600	2 - 6 years
Technology	41,800	5 years
Trademarks and trade names	217,300	Indefinite

Total intangible assets acquired	362,700

Goodwill	481,492

Total purchase price	$444,773

    An adjustment of $2,041 has been made to deferred tax assets, net, to reflect the current tax benefits associated with the payment at the closing of the merger of transaction bonuses, transaction expenses, debt premium associated with the repayment of FTD's existing debt prior to maturity, and tax benefits related to the disqualified disposition of stock options of FTD, offset by the current tax liabilities associated with reflecting the differences between the financial statement carrying amounts of intangible assets and their tax bases.

    An adjustment of $8,058 has been made to reflect the value of certain technology as acquired intangible assets and record a small change in the fair value of land and buildings.

    An adjustment of $6,476 has been made to other assets to reclassify the transaction costs capitalized by UOL through June 30, 2008 as part of the purchase price.

    An adjustment of $4,583 has been made to deferred financing fees, net to reflect the elimination of FTD's deferred financing fees associated with its existing debt.

    An adjustment of $1,755 has been made to other assets to reflect the difference between the financial statement carrying amounts of certain long-term receivables and their fair values.

    An adjustment of $6,465 has been made to accrued liabilities for the remaining estimated transaction costs to be incurred by UOL.

    An adjustment of $13,084 has been made to accrued liabilities to reflect $5,750 in transaction bonuses and $7,334 in transaction expenses incurred directly by FTD.

    An adjustment of $10,665 has been made to FTD's existing debt to reflect the premium at June 30, 2008 associated with repayment prior to maturity.

    An adjustment of $40,630 has been made to noncurrent deferred tax liabilities, net, to primarily reflect the deferred taxes on the differences between the financial statement carrying amounts of intangible assets and their tax bases.

  (d)
  Represents the reclassification of existing FTD long-term debt to current maturities of long-term debt immediately prior to the repayment in connection with the draw down of the new FTD senior secured credit facilities upon the closing of the merger.

  (e)
  Represents the repayment of existing FTD debt; the draw down of the new UOL senior secured term loan facility by UOL prior to the closing of the merger and the draw down of the new FTD senior secured credit facilities upon the closing of the merger and the associated deferred financing costs; and the excess cash received in connection with the repayment and draw down.

Repayment of existing FTD debt:
Long-term debt reclassified to current maturities (see Note 2(d))	$290,885
Current maturities	1,242
Premium for early debt repayment	10,665

Total repayment of existing FTD debt	$302,792

Draw down of UOL and FTD new senior secured credit facilities:
UOL senior secured term loan facility, current	$15,000
FTD senior secured credit facility, Term Loan A, current	3,750
FTD senior secured credit facility, Term Loan B, current	3,000

Senior secured credit facilities, current	21,750

UOL senior secured term loan facility, long-term	45,000
FTD senior secured credit facility, Term Loan A, long-term	71,250
FTD senior secured credit facility, Term Loan B, long-term	297,000
Discounts on UOL and FTD new senior secured credit facilities	(16,478)

Senior secured credit facilities, long-term	396,772

Total senior secured credit facilities	$418,522

  (f)
  The pro forma adjustments for the year ended December 31, 2007 and the six months ended June 30, 2008 reflect increased estimated interest expense after giving effect to the expected repayment of the existing FTD debt, the draw down of the new senior secured credit facility by UOL and the draw down of the new FTD senior secured credit facilities upon the closing of the merger. Based on the borrowing terms specified in the agreements, estimated pro forma interest expense and the related pro forma adjustments are as follows:

    Year Ended December 31, 2007:

Debt Facility	Balance (in thousands)	Applicable Eurodollar Rate	Underlying Interest Rate (including applicable borrowing margin)	Estimated Interest Expense (in thousands)
UOL Term Loan	$60,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of June 30, 2008	6.50%	$3,534
FTD Term Loan A	$75,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of June 30, 2008	6.50%	4,784
FTD Term Loan B	$300,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of June 30, 2008	7.50%	22,416
Amortization of deferred financing costs				378
Accretion of discounts				3,044
Annual commitment and administrative fees				718

Total estimated interest expense				$34,874

Description	Estimated Interest Expense (in thousands)
Estimated interest expense on new financing	$34,874
Less: Interest expense incurred related to existing FTD debt	(23,536)
Less: Amortization of deferred financing costs related to existing FTD debt	(951)
Less: Annual commitment and administrative fees related to existing FTD debt	(543)

Pro forma adjustment	$9,844

    A 1/8% change in interest rates would increase estimated interest expense by an additional $0.53 million which is $0.33 million after tax, or $0.00 per share, for the year ended December 31, 2007.

    Six Months Ended June 30, 2008:

Debt Facility	Balance (in thousands)	Applicable Eurodollar Rate	Underlying Interest Rate (including applicable borrowing margin)	Estimated Interest Expense (in thousands)
UOL Term Loan	$60,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of June 30, 2008	6.50%	$1,402
FTD Term Loan A	$75,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of June 30, 2008	6.50%	2,293
FTD Term Loan B	$300,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of June 30, 2008	7.50%	11,123
Amortization of deferred financing costs				221
Accretion of discounts				1,518
Annual commitment and administrative fees				189

Total estimated interest expense				$16,746

Description	Estimated Interest Expense (in thousands)
Estimated interest expense on new financing	$16,746
Less: Interest expense incurred related to existing FTD debt	(9,648)
Less: Amortization of deferred financing costs related to existing FTD debt	(484)
Less: Annual commitment and administrative fees related to existing FTD debt	(114)

Pro forma adjustment	$6,500

    A 1/8% change in interest rates would increase estimated interest expense by an additional $0.26 million which is $0.16 million after tax, or $0.00 per share, for the six months ended June 30, 2008.

  (g)
  The following represents the pro forma adjustments to FTD's straight-line estimated amortization of intangible assets expense (in thousands):

Description	Six Months Ended June 30, 2008	Year Ended December 31, 2007
Estimated amortization expense based on the preliminary valuation of FTD's intangible assets	$13,266	$26,532
Less: FTD's historical amortization expense	(1,771)	(4,145)

Pro forma adjustments	$11,495	$22,387

  (h)
  Represents the incremental compensation expense related to the new employment agreements entered into with certain members of FTD senior management that are directly attributable to the transaction for the year ended December 31, 2007 and the six months ended June 30, 2008.

  (i)
  Represents the stock-based compensation associated with UOL restricted stock units to be issued in connection with the new employment agreements entered into with certain members of FTD senior management for the year ended December 31, 2007 and the six months ended June 30, 2008.

  (j)
  Represents the shares issued in connection with the merger and, for the six months ended June 30, 2008, includes the shares issued upon vesting on January 1, 2008 of restricted stock units to be issued in connection with the new employment agreements entered into with certain members of FTD senior management.

  (k)
  Includes the dilutive restricted stock units using the treasury stock method.

  (l)
  Includes the dilutive restricted stock units using the treasury stock method and the shares issued upon vesting on January 1, 2008 of restricted stock units to be issued in connection with the new employment agreements entered into with certain members of FTD senior management.

  (m)
  Represents the reclassification of FTD's inventory to conform to UOL's financial statement presentation.

  (n)
  Represents the reclassification of FTD's computer software to conform to UOL's financial statement presentation.

  (o)
  Represents the reclassification of UOL's noncurrent deferred tax assets, net, to noncurrent deferred tax liabilities, net.

  (p)
  Represents the reclassification of FTD's amortization of intangible assets expense to conform to UOL's financial statement presentation.

  (q)
  Represents the reclassification of FTD's merchandising and customer service costs to sales and marketing expenses to conform to UOL's financial statement presentation.

  (r)
  Represents the reclassification of FTD's technology and product development expenses to technology and development expenses to conform to UOL's financial statement presentation.

  (s)
  Represents the reclassification of certain FTD payroll and related incidental costs to cost of revenues and sales and marketing to conform to UOL's financial statement presentation.

  (t)
  Represents the reclassification of FTD's printing and postage costs related to member statements to cost of revenues to conform to UOL's financial statement presentation.

  (u)
  Represents the reclassification of FTD's deferred revenue to conform to UOL's financial statement presentation.

  (v)
  The tax effect of the pro forma adjustments is calculated using a statutory U.S. tax rate of 40.0% and a statutory U.K. tax rate of 28.0%. Final tax rates may be different from the statutory rates.

  (w)
  Pro forma adjustment to adjust depreciation for the new useful lives and fair value adjustments on FTD's buildings.

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  Exhibit 99.2
INTRODUCTORY NOTE TO SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF UNITED ONLINE, INC.
UNITED ONLINE, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET JUNE 30, 2008 (in thousands)
UNITED ONLINE, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS SIX MONTHS ENDED JUNE 30, 2008 (in thousands, except per share amounts)
UNITED ONLINE, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2007 (in thousands, except per share amounts)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF UNITED ONLINE, INC.